As filed with the Securities and Exchange Commission on May 24, 2016

Registration No.  333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TOWERSTREAM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-8259086
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification No.)

88 Silva Lane, Middletown, Rhode Island 02842

(Address of principal executive offices) (Zip Code)

2010 EMPLOYEE STOCK PURCHASE PLAN

(full title of the plan)

Philip Urso

Interim Chief Executive Officer

Towerstream Corporation

88 Silva Lane

Middletown, Rhode Island 02842

(Name and address of agent for service)

Telephone: (401) 848-5848

(Telephone number, including area code, of agent for service)

With a copy to:

Harvey J. Kesner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐	Large accelerated filer	☒	Accelerated filer
☐	Non-accelerated filer	☐	Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Security(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $0.001 par value to be issued under the 2010 Employee Stock Purchase Plan	300,000	$.27	$81,000	$8.15
Total	300,000	$.27	$81,000	$8.15

(1)

Represents additional shares of common stock, par value $0.001 per share (the “Common Stock”), of Towerstream Corporation (the “Registrant”) authorized for issuance under the Towerstream Corporation 2010 Employee Stock Purchase Plan, as amended (the “Plan”).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statements”) shall also cover any additional shares of Common Stock that may be offered or issued under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction.

(3)

Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Capital Market on May 23, 2016.

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement registers an additional 300,000 shares of the Registrant’s Common Stock that may be offered and sold under the Plan. This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which one or more other registration statements filed on this form relating to the same employee benefit plan are effective. Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s previously filed registration statement on Form S-8 relating to the Plan (File No. 333-174107), filed with the Securities and Exchange Commission on May 10, 2011, including any amendments thereto or filings incorporated therein, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

On May 2, 2016, the Registrant held a special meeting (the “Special Meeting”) of its stockholders. At the Special Meeting, the Registrant’s stockholders voted affirmatively, among other things, to amend the Plan to increase the number of shares of Common Stock authorized to be issued pursuant to the Plan from 200,000 to 500,000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

EXHIBIT NUMBER	EXHIBITS

5.1	Opinion of Sichenzia Ross Friedman Ference LLP
23.1	Consent of Marcum LLP
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Middletown, state of Rhode Island, on May 24, 2016.

TOWERSTREAM CORPORATION
Date: May 24, 2016

	By:	/s/ Philip Urso
Name: Philip Urso Title: Interim Chief Executive Officer (Principal Executive Officer)

/s/ Philip Urso	Director - Chairman of the Board of Directors; Interim Chief Executive Officer	May 24, 2016
Philip Urso	(Principal Executive Officer)

/s/ Joseph P. Hernon	Chief Financial Officer	May 24, 2016
Joseph P. Hernon	(Principal Financial Officer and Principal Accounting Officer)

/s/ Howard L. Haronian, M.D.	Director	May 24, 2016
Howard L. Haronian, M.D.

/s/ William J. Bush	Director	May 24, 2016
William J. Bush

/s/ Paul Koehler	Director	May 24, 2016
Paul Koehler

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBITS

5.1	Opinion of Sichenzia Ross Friedman Ference LLP
23.1	Consent of Marcum LLP
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)